UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 17, 2020
Steadfast Apartment REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 7.01 REGULATION FD DISCLOSURE

On April 20, 2020, Steadfast Apartment REIT, Inc. (the “Company”) issued a press release announcing the estimated value per share of its common stock. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS
Estimated Value Per Share
On March 6, 2020, each of Steadfast Income REIT, Inc. (“SIR”) and Steadfast Apartment REIT III, Inc. (“STAR III”) merged with and into a wholly owned subsidiary of the Company in stock-for-stock transactions (collectively, the “Mergers”). At March 6, 2020, the combined Company’s portfolio consisted of (1) 70 properties (including one property held for development) and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. As discussed in greater detail below, the Company’s board of directors (the “Board”) initiated a process in November 2019 to determine an estimated value per share of its common stock for the combined company at the time of the Mergers. The Valuation and Advisory Services group of CBRE, Inc. (“CBRE”), a third-party independent valuation firm, performed appraisals on each of the Company’s, SIR’s and STAR III’s wholly-owned operating properties as of December 31, 2019 (the “Appraisals”). The Appraisals were used in determining the Company’s estimated value per share as of March 6, 2020, the closing date of the Mergers.
The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations pursuant to Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2231. This valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), in April 2013 (the “IPA Valuation Guidelines”). The Board formed a valuation committee (the “Valuation Committee”), comprised solely of independent directors, to oversee the process of determining its estimated value per share as of March 6, 2020. Upon approval of the Board, the Company engaged CBRE Capital Advisors, Inc. (“CBRE Cap”), a FINRA registered broker dealer firm that specializes in providing real estate financial services, to provide property-level and aggregate valuation analyses and a range for the estimated value per share of the Company’s common stock as of March 6, 2020.
From CBRE Cap’s engagement through the issuance of its valuation report on April 17, 2020 (the “Valuation Report”), CBRE Cap held discussions with Steadfast Apartment Advisor, LLC (the “Advisor”) and the Company’s senior management and conducted or commissioned such investigations, research, review and analyses as it deemed necessary. CBRE Cap based its calculation of the range for the estimated value per share of the Company’s common stock on the Appraisals performed by CBRE’s Valuation and Advisory Services group, which is an affiliate of CBRE Cap and an independent third-party appraisal firm, and valuations performed by the Advisor with respect to the Company’s other assets and liabilities as of March 6, 2020. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range between $14.40 and $16.12 for the Company’s estimated value per share, as of March 6, 2020, proposed in the Valuation Report was reasonable and recommended that the Board adopt $15.23 as the estimated value per share of the Company’s common stock as of March 6, 2020. The estimated value per share represents the weighted average of the range reflecting the effect of using differing discount rates and terminal value capitalization rates in the sensitivity analysis. On April 17, 2020, the Board accepted the Valuation Committee’s recommendation and approved $15.23 as the estimated value per share of the Company’s common stock as of March 6, 2020. CBRE Cap is not responsible for the determination of the estimated value per share of the Company’s common stock as of March 6, 2020.
Valuation Methodology
In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Advisor and the Company;

•
reviewed and discussed with the Company and the Advisor the historical and anticipated future financial performance of the Company’s multifamily properties, including forecasts prepared by the Company and the Advisor;

•	reviewed appraisals commissioned by the Company that contained analysis on each of the Company’s multifamily properties and performed analyses and studies for each property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including equity reports and online data providers;

•	compared the Company’s financial information to similar information of companies that CBRE Cap deemed to be comparable;

•
reviewed the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, and the audited financial statements therein; and

•	reviewed the unaudited financial statements as of March 6, 2020, as prepared by the Company.

The Appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice and were all Member of Appraisal Institute (“MAI”) appraisals. The Appraisals were prepared by CBRE’s Valuation and Advisory Services group and personnel who are members and hold the MAI designation. CBRE Cap reviewed and took into consideration the Appraisals, and described the results of the Appraisals in its Valuation Report. Discrete values were assigned to each property in the Company’s portfolio.
The Valuation Committee and the Board considered the following valuation methodology with respect to each multifamily property, which was applied by CBRE Cap in its Valuation Report. Unlevered, ten-year discounted cash flow analyses (deducting lease-up discounts and deferred maintenance, where applicable) from the Appraisals were created for the combined Company’s fully operational properties. The “terminal capitalization rate” method was used to calculate the terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors. For properties acquired after December 31, 2019, the values were determined by their acquisition prices. One property under development was included in the valuation at cost as of March 6, 2020. The Company’s outstanding debt balances were included as of March 6, 2020, including debt originated after December 31, 2019. Additionally, a fair market value adjustment for the debt portfolio in place as of December 31, 2019, was calculated and included.
Valuation Summary: Material Assumptions
The valuation process the Company used to determine an estimated value per share was designed to follow the recommendations of the IPA Valuation Guidelines.
The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of the Company’s real estate assets:

	Range	Weighted-Average
Terminal capitalization rate	5.58% - 5.87%	5.73%
Discount rate	6.82% - 7.17%	7.00%
While the Company believes that CBRE Cap’s assumptions and inputs are reasonable, a change in these assumptions and inputs may significantly impact the appraised value of the real estate properties and the Company’s estimated value per share. The table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 2.5% in either direction, which represents a 5% sensitivity analysis, in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.47	$(0.45)
Discount rate	0.41	(0.40)
In its Valuation Report, CBRE Cap included an estimate of the March 6, 2020 value of the Company’s assets, including cash and selected other assets net of payables, and accruals and other liabilities, including notes payable. The estimated values of the Company’s notes payable are equal to the United States Generally Accepted Accounting Principles (“GAAP”) fair values as of December 31, 2019, adjusted for the principal balance of new debt originated and debt paydowns during the period from January 1, 2020 to March 6, 2020. The GAAP fair values of the Company’s notes payable were determined using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and on management’s estimates of market interest rates as of December 31, 2019, for instruments with similar characteristics. The carrying values of a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short-term maturities or liquid nature. Certain balances, such as lease intangible assets and liabilities related to real estate investments and deferred financing costs, have been eliminated for the purpose of the valuation since the value of those balances was already considered in the Appraisals.
The Company’s estimated value per share as of March 6, 2020, takes into consideration any potential liability related to the value of the Company’s Class A convertible stock (the “Convertible Stock”) owned by the Advisor. For purposes of determining the estimated value per share, the Advisor calculated the potential liability related to the Convertible Stock based on a hypothetical liquidation of the Company’s assets and liabilities at their estimated fair values as of March 6, 2020, without considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the Convertible Stock.
Taking into consideration the reasonableness of the valuation methodology, assumptions and conclusions contained in the Valuation Report, the Board determined the estimated value of the Company’s equity interest in its real estate portfolio as of

March 6, 2020, to be in the range of $3,376,327,967 to $3,563,844,457 and the Company’s net asset value to range between $1,567,787,998 and $1,755,304,489, or between $14.40 and $16.12 per share, based on a share count of 108,898,305 shares issued and outstanding as of March 6, 2020.
As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board in reaching an estimate of the value of the Company’s shares as of March 6, 2020, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares as of March 6, 2020.
The following table summarizes the material components of the Company’s estimated value and estimated value per share as of March 6, 2020 and December 31, 2018.

	Estimated Value as of		Estimated Value Per Share as of
	March 6, 2020	December 31, 2018	March 6, 2020	December 31, 2018
Real estate properties	$3,445,935,000	$1,827,610,000	$31.64	$35.33
Cash	277,776,798	72,738,775	2.55	1.41
Investment in unconsolidated joint venture	21,500,000	—	0.20	—
Other assets	22,521,376	4,760,131	0.21	0.09
Mortgage debt	(2,025,630,964)	(1,042,358,884)	(18.60)	(20.15)
Other liabilities	(83,207,178)	(37,994,945)	(0.77)	(0.74)
Incentive fee	—	(5,218,160)	—	(0.10)
Estimated value per share	$1,658,895,032	$819,536,917	$15.23	$15.84
The estimated value of the real estate properties as of March 6, 2020 and December 31, 2018 was $3,445,935,000 and $1,827,610,000, respectively, while the total cost of the real estate properties was $3,223,401,518 and $1,612,494,662, respectively, comprised of the aggregate purchase price and capital expenditures subsequent to acquisition.
Additional Information Regarding the Valuation, Limitations of Estimated Value per Share and the Engagement of CBRE Cap
In accordance with the IPA Valuation Guidelines, the Valuation Committee reviewed, confirmed and approved the processes and methodologies employed by CBRE Cap, their consistency with real estate industry standards and best practices and the reasonableness of the assumptions utilized in the valuation.
The Valuation Report issued on April 17, 2020, was based upon market, economic, financial and other information, circumstances and conditions existing prior to March 6, 2020, and any material change in such information, circumstances and/or conditions, including the outbreak of the Novel Coronavirus (COVID-19) and related economic effects, may have a material effect on the estimated value per share. CBRE Cap’s valuation materials were addressed solely to the Board to advise it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were restricted to the Board, were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. The Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock and should not be represented as such.
Each of CBRE Cap and CBRE reviewed the information supplied or otherwise made available to it by the Company or the Advisor for reasonableness, and assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap and CBRE, CBRE Cap and CBRE assumed that such forecasts and other information and data were reasonably prepared in good faith reflecting the Company’s and the Advisor’s best currently available estimates and judgments and other subjective judgments, and relied upon the Company and the Advisor to advise CBRE Cap and CBRE promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.
In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the Company’s financial condition and the state of the real estate industry more generally. Accordingly, with respect to the estimated value per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell shares at this estimated value;

•
a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	another independent third party appraiser or third party valuation firm would agree with the Company’s estimated value per share;

•	a third-party would offer the estimated value per share in an arm’s length transaction to purchase all or substantially all of the Company’s shares of common stock;

•	the Company’s shares would trade at a price equal to or greater than the estimated value per share if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s value per share would be acceptable to FINRA or under the Employee Retirement Income Security Act of 1974 for compliance with its reporting requirements.
The March 6, 2020 estimated value per share was reviewed and recommended by the Valuation Committee and approved by the Board at meetings held on April 17, 2020. The value of the Company’s common stock will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Company expects to utilize an independent valuation firm to update the estimated value per share as of December 31, 2020, in accordance with the IPA Valuation Guidelines.
The estimated value per share does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell or debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.
The outbreak of the COVID-19, declared by the World Health Organization as a global pandemic on March 11, 2020, is causing heightened uncertainty in both local and global market conditions. The effect COVID-19 will have on the real estate markets generally, and in which the Company owns and operates assets, is currently unknown and will depend in part on both the scale and longevity of the pandemic. While market activity is being impacted in most sectors, at this stage hospitality and retail sectors have been most significantly impacted due to the increased response by local and global authorities, including shelter in place orders, restriction of travel and growing international concern. A prolonged pandemic could have a significant (and is yet unknown or quantifiable) impact on other sectors of the property market including multifamily real estate. Although the March 6, 2020, estimated value per share conclusions prepared by CBRE Cap and CBRE’s Valuation and Advisory Services group and subsequently determined by the Board are based on the information available at March 6, 2020, previous market information available on March 6, 2020, used for comparison purposes is now less reliable to inform opinions of value. The changing responses to COVID-19 create an unprecedented set of circumstances on which to base a judgment. Consequently, less certainty – and a higher degree of caution – should be attached to the estimated value per share as of March 6, 2020, determination by the Board than would normally be the case.
CBRE Cap is a FINRA registered broker-dealer and is an investment banking firm that specializes in providing real estate financial services. CBRE is actively engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public securities offerings, private placements, business combinations and similar transactions. The Company commissioned CBRE to deliver an appraisal report relating to the Company’s real estate properties and CBRE received fees upon delivery of such report. In addition, the Company agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. Each of CBRE Cap and CBRE is an affiliate of CBRE Group, Inc. (“CBRE Group”), a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, one of the world’s largest commercial real estate services and investment firms (in terms of 2019 revenue) and a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. The Company did not engage CBRE Cap for any other services. During the past five years, CBRE Cap advised the Board in the determination of the estimated value per share and certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services and these affiliates of CBRE received fees in connection with such services. The Company anticipates that affiliates of CBRE will continue to provide similar or other real estate-related services in the future for the Company. In addition, the Company may in its discretion engage CBRE Cap to advise the Board in future determinations of the Company’s estimated value per share. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. CBRE Cap and CBRE and their affiliates may from time to time in the future perform other commercial real estate appraisal, valuation and financial advisory services for the Company in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.
In the ordinary course of their business, each of CBRE Cap and CBRE, and their respective affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.
Update to the Share Repurchase Program and Distribution Reinvestment Plan
In connection with the determination of the estimated value per share, redemptions pursuant to the share repurchase plan will be based on a price of $14.16 and, upon 10 days’ notice to stockholders, distributions in shares pursuant to the distribution reinvestment plan will be reinvested at a price of $15.23.
Determination Regarding Comrit Mini-Tender Offer
On April 17, 2020, the Board determined to recommend that the Company’s stockholders reject the unsolicited “mini-tender” offer by Comrit Investments 1, Limited Partnership (“Comrit”) for up to 443,951 shares of the Company’s common stock, which is approximately 0.41% of the outstanding shares. The Company wishes to inform its stockholders that it does not endorse Comrit’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares. Stockholders who have already tendered their shares may withdraw them at any time prior to 11:59 p.m., Eastern Time, on May 30, 2020, unless extended by Comrit, in accordance with Comrit’s offering documents.
The Company is circulating a letter to stockholders, furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, that sets forth the reasons the board of directors’ recommended stockholders reject the tender offer.

Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodology for the Company’s real estate properties assumes the properties realize the projected net operating income and that investors would be willing to invest in such properties at similar capitalization rates. Though the Appraisals of the real estate properties, with respect to CBRE, and the valuation estimates used in calculating the estimated value per share, with respect to the Advisor and the Company, are the respective party’s best estimates, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s real estate properties and the estimated value per share. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the impact of COVID-19 on the Company’s residents, employees of the Advisor and results of operations; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated April 20, 2020
99.2	Letter to Stockholders of the Company from Rodney F. Emery, Chief Executive Officer and Chairman of the Board of Directors of the Company, dated as of April 20, 2020.
99.3	Consent of CBRE Capital Advisors, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	April 20, 2020	By:	/s/ Kevin Keating
Kevin Keating
Chief Financial Officer and Treasurer